UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 20, 2014

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365	98-0434104
(Commission File Number)	(IRS Employer Identification No.)

2201 Park Place, Suite 101 El Segundo, CA 90245

(Address of Principal Executive Offices and zip code)

(310) 643-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on May 20, 2014. At the annual meeting, there were 76,040,116 shares of the Registrant’s common stock entitled to vote, and a quorum was represented at the annual meeting in person and by proxy. The following summarizes voting results for those matters submitted to the Registrant’s stockholders for action at the annual meeting:

1. Proposal to elect seven members of the Registrant’s Board of Directors.

Director	For	Against	Abstain
R.D. Pete Bloomer	19,987,652	24,342,037	522,124
Vane P. Clayton	34,398,738	9,930,951	522,124
Jeffrey Cordes	44,278,089	51,600	522,124
Michael A. DiGregorio	24,486,434	19,843,255	522,124
Charles H. Giffen	24,486,434	19,843,255	522,124
David Jacobs	36,184,734	8,144,955	522,124
Patrick O’Brien	44,278,089	51,600	522,124

2. Proposal to ratify the appointment of EFP Rotenberg, LLP as the Registrant’s independent accountants for the year ending December 31, 2014.

For	Against	Abstain
59,835,977	1,434,423	235,121

3. Proposal to approve, through an advisory vote, the compensation of the Registrant’s executives.

For	Against	Abstain
35,496,446	8,972,053	383,314

4. Proposal to approve an amendment to the Registrant’s 2006 Stock Incentive Plan, as amended, to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 16,000,000 to 21,000,000 shares.

For	Against	Abstain
35,457,788	8,894,295	499,730

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PERFORMANCE WEAR

Date:	May 27, 2014	By:	/s/ William Aisenberg
William Aisenberg,
Chief Financial Officer